UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2011
Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 794-7100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On April 27, 2011, Streamline Health Solutions, Inc. (“Streamline Health” or the “Company”) announced that, effective as of April 29, 2011, Stephen H. Murdock has been appointed as the Company’s Senior Vice President and Chief Financial Officer. Donald E. Vick, Jr., who has been serving as the Company’s Interim Chief Financial Officer since November 2008, will continue with the Company as its Director — Sales and Operations Analytics.
Mr. Murdock, age 52, has extensive financial executive experience and is a certified public accountant. Most recently prior to joining the Company, since December 2008 he has served as an independent capital financing consultant in the municipal infrastructure sector and has provided chief financial officer services to a number of private companies. From October 2007 to December 2008, Mr. Murdock was the Chief Financial Officer of Global MailExpress, Inc. (now known as Streamlite, Inc.), a business-to-consumer package delivery company serving customers in various industries including mail-order pharmacies. From July 2002 to September 2007, Mr. Murdock served as Chief Financial Officer of Orion HealthCorp., Inc. and one of its predecessor companies, Integrated Physician Solutions, Inc. Orion HealthCorp. and Integrated Physician Solutions provide practice management services to physicians and physician practices, including services in the areas of billing, collections, coding, reimbursements, managed care contracts, accounting and bookkeeping. Prior to 2002, he served as Chief Financial Officer of several private companies, including SmartMail, LLC, Nations Healthcare, Inc. and Visiting Nurse Health System, Inc., and practiced public accounting with KPMG LLP from 1981 to 1989 where he was promoted to Senior Audit Manager.
In connection with Mr. Murdock’s appointment as an officer of the Company, Streamline Health, its subsidiary, Streamline Health, Inc., and Mr. Murdock entered into an employment agreement dated April 22, 2011 with an initial term of one year, with automatic annual renewals unless either party gives 60 day advance notice of non-renewal. Pursuant to this agreement, Mr. Murdock initially will receive an annual salary of $180,000, subject to periodic review and adjustment by the Compensation Committee of the Company’s Board of Directors. He also will have the opportunity to obtain annual bonus, targeted at $45,000 for fiscal 2011, upon the attainment of specified goals. Upon signing the employment agreement, the Company granted Mr. Murdock the right to purchase 10,000 newly issued shares of common stock of the Company for $100 (i.e. their par value) and stock options for 100,000 shares of common stock with an exercise price of $2.00 per share. This option will vest in thirty six monthly substantially equal installments during the first three years of Mr. Murdock’s employment. The share and option awards described above are inducement grants, pursuant to Nasdaq Marketplace Rule 5635(c)(4). The employment agreement also provides for customary restrictive covenants, including covenants prohibiting Mr. Murdock from disclosing certain confidential information of the Company, competing with the Company or soliciting the Company’s customers or employees.
There are no family relationships between Mr. Murdock and any director or executive officer of Streamline Health. Since the beginning of Streamline Health’s last fiscal year, Mr. Murdock has had no relationships with Streamline Health that would require disclosure under Item 404 of Regulation S-K.

Mr. Murdock’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above summary of the material terms of his employment agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1 #	Employment Agreement dated April 22, 2011 among Streamline Health Solutions, Inc., Streamline Health, Inc. and Stephen H. Murdock.
99.1	Streamline Health Solutions, Inc. Press Release dated April 27, 2011.

#	Management Contracts and Compensatory Arrangements.

Signatures
Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.
Date: April 28, 2011	By:	/s/ Donald E. Vick, Jr.
Donald E. Vick, Jr.
Interim Chief Financial Officer

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